UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

GenVec, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	000-24469 (Commission File Number)	23-2705690 (I.R.S. Employer Identification No.)

910 Clopper Road Suite 220N Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (240) 632-0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 24, 2016, GenVec, Inc. (the “Company”) received notification from The NASDAQ Stock Market LLC (“NASDAQ”) that the minimum bid price of the Company’s common stock had remained below $1.00 per share for 30 consecutive business days, and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing set forth in Marketplace Rule 5550(a)(2).

The notification letter states that the Company will be afforded 180 calendar days, or until August 22, 2016, to regain compliance with the minimum bid price requirement.  To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days.  NASDAQ may, in its discretion, require the Company’s common stock to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

If the Company does not regain compliance by August 22, 2016, but meets the continued listing requirement for market value of publicly held shares ($1 million) and all other applicable standards for initial listing on the NASDAQ Capital Market (with the exception of the minimum bid price requirement), the Company may be afforded a second 180 calendar day grace period. In addition, the Company also would be required to provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period, and it must appear to NASDAQ that it is possible for the Company to cure the deficiency. If the Company is not eligible for the additional 180-day compliance period, NASDAQ will provide written notice that the Company’s securities will be delisted.  At that time, the Company may appeal the delisting determination to an independent Hearings Panel authorized by the NASDAQ Board of Directors.

The Company intends to actively monitor the bid price for its common stock between now and August 22, 2016, and will consider available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement. However, there is no assurance that the Company will be eligible for an additional compliance period or that its common stock will not be delisted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President, Chief Executive Officer and Corporate Secretary

Dated: February 26, 2016